UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement.

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials.

[ ]	Soliciting Material Pursuant to §240.14a-12

TEMPLETON CHINA WORLD FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee paid previously with preliminary materials.

[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Templeton China World Fund

September 6, 2024

Dear Shareholder,

As a shareholder in Templeton China World Fund (“China World Fund” or “Fund”), you recently received a proxy communication via e-mail or a proxy statement and proxy card(s) in the mail in connection with the Special Meeting of Shareholders to be held on October 14, 2024.

Shareholders are being asked to consider and approve a Plan of Reorganization (“Plan”) between your Fund and the Templeton Developing Markets Trust (“Developing Markets Trust”). If shareholder approval is obtained, China World Fund Shareholders will become shareholders of Developing Markets Trust.

After careful consideration, the Fund’s Board of Trustees recommends shareholders vote FOR the Plan proposal. It is important that you exercise your right to vote. Please take a moment to sign, date and mail the enclosed proxy card in the pre-paid envelope or follow the instructions below to vote by internet or telephone.

How will the Plan Proposal affect your investment?

If your Fund becomes part of the Developing Markets Trust, your fellow shareholders and you may benefit because you will be in a Fund with a larger asset size and long-term prospects for additional growth. It is important for you to know:

•	Your fees will decrease, and operating expenses are expected to be lower.
•	The current Portfolio Managers of Developing Markets Trust will manage your investment.
•	Developing Markets Trust will continue with its same investment goals and strategies.

Your Fund has a shareholder base that is predominantly owned by Retail investors. You and your fellow shareholders will have a substantial impact on the vote if you act early. Voting options:

Vote by Phone by calling 1- 888-904-4574 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.
Vote by Internet by visiting the internet address on the enclosed card and following the instructions.
Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

Lastly, we have retained Morrow Sodali Fund Solutions (“MSFS”) to assist us with the proxy solicitation process. You may receive a call from an MSFS representative who can assist you in voting over the phone.

If you have any questions or need assistance in voting, please contact MSFS toll-free at 1-888-904-4574. For more information, please refer to the proxy statement.

Thank you,

Manraj S. Sekhon

President and Chief Executive Officer – Investment Management

TCW_R1

Templeton China World Fund

September 13, 2024

Dear Shareholder,

As a shareholder in Templeton China World Fund (the “Fund”), we recently sent you proxy communications in connection with a Plan of Reorganization to be voted on at the Special Meeting of Shareholders to be held on October 14, 2024.

I am pleased to report that your fellow shareholders have responded and are showing strong support for the proposal. Please join your fellow shareholders by taking a few moments to sign, date, and mail the enclosed proxy card in the prepaid envelope or follow the instructions below to vote by telephone or internet.

Vote by Phone by calling 1- 888-904-4574 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.
Vote by Internet by visiting the internet address on the enclosed card and following the instructions.
Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

We have retained Morrow Sodali Fund Solutions (“MSFS”) to assist us with the proxy solicitation process. You may receive a call from an MSFS representative who can assist you in voting over the phone.

If you have any questions or need assistance in voting, please contact MSFS toll-free at 1-888-904-4574. For more information, please refer to the proxy statement.

Thank you,

Manraj S. Sekhon

President and Chief Executive Officer – Investment Management

TCW_R2

Templeton China World Fund

September 20, 2024

Dear Shareholder,

I continue to update you in connection with the Templeton China World Fund (the “Fund”) Special Meeting of Shareholders to be held on October 14, 2024. You and your fellow shareholders are being asked to consider and approve a Plan of Reorganization between your Fund and the Templeton Developing Markets Trust. As of today, we have not received your vote.

Please join your fellow shareholders who have voted and take advantage of your right to vote by signing, dating, and mailing the enclosed proxy card in the enclosed prepaid envelope or follow the instructions below to vote by telephone or internet.

Vote by Phone by calling 1- 888-904-4574 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.
Vote by Internet by visiting the internet address on the enclosed card and following the instructions.
Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

We have retained Morrow Sodali Fund Solutions (“MSFS”) to assist us with the proxy solicitation process. You may receive a call from an MSFS representative who can assist you in voting over the phone.

If you have any questions or need assistance in voting, please contact MSFS toll-free at 1-888-904-4574. For more information, please refer to the proxy statement.

Thank you,

Manraj S. Sekhon

President and Chief Executive Officer – Investment Management

TCW_R3